EXHIBIT 23.3

                        CONSENT OF HEIN + ASSOCIATES LLP





                          INDEPENDENT AUDITOR'S CONSENT




The Board of Directors
American International Petroleum Corporation:


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated April 9, 1997, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


/s/HEIN + ASSOCIATES LLP

HEIN + ASSOCIATES LLP

Houston, Texas
September 24, 1997





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